CONSENT OF COUNSEL

                        Law Offices of Glenn P. Hannemann
                                    24 Brena
                                Irvine, CA 92620
                                  (714)544-1912
                                (714)544-0218 fax

July 3, 2002

Board of Directors
Early Detect Inc.
2950 N. Glassell Street
Orange, CA 92865

Dear Sirs:

     This letter is to constitute our consent to include our firm name as counsel for Early Detect Inc. in the Registration Statement filed on Form SB-2 contemporaneously herewith and subject to any required amendments thereto.

                                                 Very truly yours,


                                                 /s/ Glenn P. Hannemann


                                                 Glenn P. Hannemann